UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

March 18, 2013

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On March 18, 2013, Hawaiian Airlines, Inc. (“Hawaiian”), a Delaware corporation and wholly-owned subsidiary of Hawaiian Holdings, Inc. (the “Registrant”), entered into an agreement with Airbus S.A.S. (“Airbus”) for the purchase of sixteen (16) Airbus A321neo aircraft.  The agreement provides for delivery, subject to certain flexibility rights, of three (3) A321neo aircraft in calendar 2017; six (6) A321neo aircraft in calendar 2018; six (6) A321neo aircraft in calendar 2019; and one (1) A321neo aircraft in calendar 2020.  The agreement also provides Hawaiian with purchase rights with respect to an additional nine (9) aircraft. The agreement has a total list-price of $2.8 billion if these purchase rights are fully exercised.  In connection with the agreement, the manufacturer agreed to provide stand-by financing to support the acquisition of the aircraft.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the agreement which the Registrant intends to subsequently file with the Securities and Exchange Commission. The Registrant also intends to seek confidential treatment of certain terms of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: March 22, 2013	By:	/s/ Hoyt H. Zia
Name: Hoyt H. Zia
Title: Secretary